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                               [LARSONALLEN LOGO ]




                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference, in the Registration Statements of Nortech Systems Incorporated on Forms S-8 registered on June 21, 1994 and June 30, 1993, of our reports dated February 20, 2001, in the Annual Report on Form 10-K for the year ended December 31,2000.

                                        /s/ LARSON, ALLEN, WEISHAIR & CO., LLP
                                        --------------------------------------
                                        LARSON, ALLEN, WEISHAIR & CO., LLP



St. Cloud, Minnesota
March 30, 2001